UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

UNDER ARMOUR, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on August 26, 2015.

UNDER ARMOUR, INC.
UNDER ARMOUR, INC. ATTN: CORPORATE SECRETARY 1020 HULL STREET BALTIMORE, MD 21230

Meeting Information

Meeting Type: Special Meeting

For holders of record as of the close of business on: July 13, 2015

Date: August 26, 2015 Time: 10:00 AM EDT

Location:	Company’s Headquarters
1020 Hull Street
Baltimore, Maryland 21230

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com

2) BY TELEPHONE:	1-800-579-1639

3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before August 12, 2015 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

1.	To amend the Company’s Charter as described in the Proxy Statement to:

	1(a)	provide that each share of Class B Common Stock will convert into one share of Class A Common Stock if Kevin Plank sells more than a specified number of shares of Company common stock in any calendar year;

	1(b)	provide that each share of Class B Common Stock will convert into one share of Class A Common Stock if Kevin Plank resigns from the Company or his employment with the Company is terminated for cause;

	1(c)	provide for the equal treatment of shares of Class A Common Stock and Class B Common Stock in certain transactions (the “Equal Treatment Provision”);

	1(d)	enhance board independence requirements (the “Board Independence Provisions”); and

	1(e)	provide that the Equal Treatment Provision and the Board Independence Provisions cannot be amended unless declared advisable by the Board of Directors (including 75% of the independent directors) and approved by at least 75% of the votes entitled to be cast by the holders of (1) the Class A Stock, voting as a single class, and (2) the Class B Stock, voting as a single class.

2.	To amend the Company’s 2005 Omnibus Long-Term Incentive Plan to allow the award of shares of the Company’s Class C Common Stock under the Plan.

3.	To approve the adoption of a new Class C Employee Stock Purchase Plan.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.